UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARMATA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5005 McConnell Avenue

Los Angeles, CA 90066

(Address of Principal Executive Offices) (Zip Code)

Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan

Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan

(Full titles of the plans)

Armata Pharmaceuticals, Inc.

5005 McConnell Avenue

Los Angeles, CA 90066

(Name and address of agent for service)

(310) 655-2928

(Telephone number, including area code, of agent for service)

Copies to:

Deborah L. Birx Armata Pharmaceuticals, Inc. 5005 McConnell Avenue Los Angeles, CA 90066 (310) 655-2928	Jared Fertman Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by Armata Pharmaceuticals, Inc. (the “Registrant”) to register an additional 1,811,295 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan (the “Armata 2016 Plan”) or the Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (the “Armata 2016 ESPP”).  Such shares consist of the following:

•	(i) 1,809,153 shares of Common Stock that were automatically added to the shares authorized for issuance under the Armata 2016 Plan on January 1, 2025, pursuant to an “evergreen” provision contained in the Armata 2016 Plan. Pursuant to such “evergreen” provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the Armata 2016 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, or (b) a lesser number of shares determined by the Registrant’s board of directors (the “Board”); and

•	(ii) 2,142 shares of Common Stock that were automatically added to the shares authorized for issuance under the Armata 2016 ESPP on January 1, 2025, pursuant to an “evergreen” provision contained in the Armata 2016 ESPP. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the Armata 2016 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year; (b) 2,142 shares; or (c) a number determined by the Board that is less than (a) and (b).

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on January 23, 2024 (File No. 333-276657), November 15, 2023 (File No. 333-275580), June 22, 2016 (File No. 333-212183), May 1, 2017 (File No. 333-217563), November 14, 2017 (File No. 333-221564), March 28, 2018 (File No. 333-223987), and June 10, 2019 (File No. 333-232058), respectively (the “Prior Registration Statements”), in each case, to the extent not superseded hereby. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Section 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8 and instead will be delivered, pursuant to Rule 428 under the Securities Act, to each participant in the Armata 2016 Plan and the Armata 2016 ESPP, as applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

The following documents, which we have filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this registration statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025;

•	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025 filed with the Commission on May 14, 2025 and August 12, 2025;

•	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 28, 2025 (as amended and supplemented);

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 12, 2025, April 2, 2025, May 1, 2025, June 13, 2025 and August 12, 2025 (only with respect to information filed under items 1.01, 2.03 and 9.01); and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on August 18, 2015, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this registration statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Exhibit Description
4.1	Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 16, 2015).

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on April 24), 2017.

4.3	Statement of Correction to Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on November 8, 2018).

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on December 18, 2018).

4.5	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on May 10, 2019).

4.6	Articles of Amendment to Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on December 11, 2019).

4.7	Articles of Amendment to Articles of Incorporation of the Company (effective March 26, 2020) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2020).

4.8	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2019).

4.9	Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2019).

4.10	Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 26, 2020).

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Stated and filed herewith)

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

99.1	Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan, as amended incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-8, filed with the SEC on June 10, 2019).

99.2	Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2019).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on August 13, 2025.

Armata Pharmaceuticals, Inc.

By:	/s/ Deborah L. Birx
Deborah L. Birx
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints each of Deborah L. Birx and David D. House as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Deborah L. Birx	Chief Executive Officer and Director	August 13, 2025
Deborah L. Birx, M.D.	(Principal Executive Officer)

/s/ David D. House	Senior Vice President, Finance	August 13, 2025
David D. House	(Principal Financial Officer)

/s/ Robin C. Kramer	Chair of the Board of Directors	August 13, 2025
Robin C. Kramer

/s/ Jules Haimovitz	Director	August 13, 2025
Jules Haimovitz

/s/ Odysseas D. Kostas	Director	August 13, 2025
Odysseas D. Kostas, M.D.

/s/ Joseph M. Patti	Director	August 13, 2025
Joseph M. Patti, Ph.D.

/s/ Todd C. Peterson	Director	August 13, 2025
Todd C. Peterson, Ph.D.

/s/ Sarah J. Schlesinger	Director	August 13, 2025
Sarah J. Schlesinger, M.D.